SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


     Pursuant to section 13 or 15 (d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):     October 28, 1999
                                                      ----------------


                               TRIMFAST GROUP INC
                               ------------------
                (Name of Registrant as specified in its charter)



                Nevada                        0-26675            88-0367136
                ------                        -------            ----------
  (State or other jurisdiction of        (Commission File       (IRS Employer
   incorporation or organization)               No.)         Identification No.)






     777 S. Harbor Island Boulevard #260 Tampa, Florida 33602 (813) 275-0050
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          (Address and telephone number of principal executive offices)













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ITEM 5.  OTHER EVENTS

         The Company has entered into a $15 million equity line financing arrangement with Kingsbridge Capital Limited, an institutional investor that specializes in such financing arrangements.

         Under the terms of the financing, the Company may incrementally draw up to an aggregate of $15 million in cash over the next two years in exchange for the Company's common stock. The Company may begin to draw funds from Kingsbridge under the financing arrangement upon the effective registration of the Company's shares with the Securities and Exchange Commission.

         Subject to the Company's satisfaction of certain conditions precedent, the decision to draw any of the funds available from Kingsbridge under the financing arrangement and the timing of any such draw are at the sole discretion of the Company. In consideration for the availability of the equity line arrangement, the Company will issue shares in respect of each draw at a discount of either 12% or 14 % depending upon the trading price of the Company's common stock at the time of any draw.


                                         SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


                                            -------------------------
                                            TrimFast Group, Inc.
                                            (REGISTRANT)

DATE: November 2, 1999                      /s/ MICHAEL MUZIO
                                            -------------------------
                                            MICHAEL MUZIO, PRESIDENT